As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada, L4K 4B4 (905) 695-7700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan Marcel Fausten Stephen Byeff Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	John Valley François Paradis Jeremy Brisset Osler, Hoskin & Harcourt LLP 100 King Street West 1 First Canadian Place Toronto, Ontario M5X 1B8 (416) 362-2111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Bausch + Lomb Corporation

Common Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time common shares, preferred shares, debt securities, warrants, purchase contracts and units. We may also offer common shares upon conversion of debt securities, or common shares or debt securities upon exercise of warrants. In addition, certain selling security holders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us and/or selling security holders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution.”

Our common shares are listed on the New York Stock Exchange (“NYSE”) and Toronto Stock Exchange (“TSX”) under the symbol “BLCO.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” beginning on page 16 of our annual report on Form 10-K for the year ended December  31, 2022 and “Risk Factors” on page 11 of this prospectus.

None of the Securities and Exchange Commission, nor any Canadian securities regulatory authority nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, (a) references to “Bausch + Lomb,” the “Company,” “we,” “us” and “our” refer to Bausch + Lomb Corporation and its consolidated subsidiaries and (b) references to “BHC” and “Parent” refer to Bausch Health Companies Inc. and its consolidated subsidiaries other than Bausch + Lomb and Bausch + Lomb’s subsidiaries.

Trademarks and Trade Names

We own both the Bausch + Lomb name and mark. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023 (the “Annual Report”);

(b)	Registration Statement on Form 8-A dated May 5, 2022;

(c)	Those portions of our Definitive Proxy Statement on Schedule 14A filed on March 13, 2023, that are incorporated by reference into our Annual Report;

(d)

Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed on May 3, 2023 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed on August  2, 2023; and

(e)	Current Reports on Form 8-K filed on February 15, 2023 (except for the information furnished under Item 7.01), April 12, 2023, April 26, 2023, June 1, 2023, June 30, 2023 and July 7, 2023.

You may request a copy of these filings at no cost, by writing or e-mail to:

Bausch + Lomb Corporation

520 Applewood Crescent

Vaughan, Ontario,

Canada L4K 4B4

Attn: Investor Relations

E-mail: ir@bausch.com

Telephone: (877) 354-3705 (toll free)

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Caution regarding forward-looking information and statements and “Safe-Harbor” statements under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws:

To the extent any statements made in this prospectus contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may be forward-looking information within the meaning defined under applicable Canadian securities laws (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things: our business strategy, business plans, business prospects and forecasts and changes thereto; and the anticipated separation from BHC, including the structure and expected timetable for completing such separation transaction.

Forward-looking statements can generally be identified by the use of words such as “believe,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “schedule,” “continue,” “will,” “may,” “can,” “might,” “could,” “would,” “should,” “target,” “potential,” “opportunity,” “designed,” “create,” “predict,” “project,” “timeline,” “forecast,” “outlook,” “seek,” “strive,” “suggest,” “prospective,” “strategy,” “indicative,” “intend,” “ongoing,” “decrease” or “increase” and positive and negative variations thereof or other similar expressions. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements may not be appropriate for other purposes. Although we have previously indicated certain of these statements set out herein, all of the statements in this prospectus that contain forward-looking statements are qualified by these cautionary statements. These statements are based upon the current expectations and beliefs of management. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making such forward-looking statements, including, but not limited to, factors and assumptions regarding the items previously outlined, those factors, risks and uncertainties outlined below and the assumption that none of these factors, risks and uncertainties will cause actual results or events to differ materially from those described in such forward-looking statements. Actual results may differ materially from those expressed or implied in such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from these expectations include, among other things, the following:

•	adverse economic conditions and other macroeconomic factors, including inflation, slower growth or a potential recession, which could adversely impact our revenues, expenses and resulting margins;

•	the effect of current market conditions and recessionary pressures in one or more of our markets;

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the risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, including the potential effects and economic and future impact of that pandemic (or any resurgence thereof) and the reaction to it (including as it relates to the reinstitution of any lockdowns or other restrictions);

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the challenges the Company faces following its initial public offering (the “B+L IPO”), including the challenges and difficulties associated with managing an independent, complex business, the transitional services being provided by and to BHC, any potential, actual or perceived conflict of interest of some of our directors and officers because of their equity ownership in BHC and/or because they also serve as directors of BHC;

•	our status as a controlled company, and the possibility that BHC’s interest may conflict with our interests and the interests of our other shareholders and other stakeholders;

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the risks and uncertainties associated with the proposed plan to separate or spinoff Bausch + Lomb from BHC, which include, but are not limited to, the expected benefits and costs of the spinoff transaction, the expected timing of completion of the spinoff transaction and its terms (including the expectation that the spinoff transaction will be completed following the achievement of targeted debt leverage ratios, subject to receipt of applicable shareholder and other necessary approvals and other factors), the ability to complete the spinoff transaction considering the various conditions to the completion of the spinoff transaction (some of which are outside the Company’s and BHC’s control, including conditions related to regulatory matters and receipt of applicable shareholder approvals), the impact of any potential sales of our common shares by BHC, that market or other conditions are no longer favorable to completing the transaction, that applicable shareholder, stock exchange, regulatory or other approval is not obtained on the terms or timelines anticipated or at all, the impact on the spinoff transaction (and the timing thereof) of the filing by Norwich Pharmaceuticals Inc. (“Norwich”) of its Abbreviated New Drug Application for Xifaxan® (rifaxamin) 550 mg tablets and BHC’s related lawsuit filed against Norwich in connection therewith (including BHC’s ability to successfully appeal the decision of the U.S. District Court for the District of Delaware in such lawsuit), business disruption during the pendency of, or following, the spinoff transaction, diversion of management time on spinoff transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the spinoff transaction, the qualification of the spinoff transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or the Internal Revenue Service will be sought or obtained), the ability of the Company and BHC to satisfy the conditions required to maintain the tax-free status of the spinoff transaction (some of which are beyond their control), other potential tax or other liabilities that may arise as a result of the spinoff transaction, the potential dis-synergy costs resulting from the spinoff transaction, the impact of the spinoff transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the Company is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting the Company’s business. In particular, the Company can offer no assurance that any spinoff transaction will occur at all, or that any such transaction will occur on the timelines or in the manner anticipated by the Company and BHC;

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ongoing litigation and potential additional litigation, claims, challenges and/or regulatory investigations challenging or otherwise relating to the B+L IPO and the proposed separation from BHC and the costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom;

•	pricing decisions that we have implemented or may in the future elect to implement at the direction of our pricing committees or otherwise;

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legislative or policy efforts, including those that may be introduced and passed by the U.S. Congress, designed to reduce patient out-of-pocket costs for medicines and other products, which could result in new mandatory rebates and discounts or other pricing restrictions, controls or regulations (including mandatory price reductions);

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ongoing oversight and review of our products and facilities by regulatory and governmental agencies, including periodic audits by the U.S. Food and Drug Administration (the “FDA”) and equivalent agencies outside of the United States and the results thereof;

•	actions by the FDA or other regulatory authorities with respect to our products or facilities;

•	compliance with the legal and regulatory requirements of our marketed products;

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our ability to comply with the financial and other covenants contained in our Credit Agreement and other current or future debt agreements, including the limitations, restrictions and prohibitions such covenants may impose on the way we conduct our business including prohibitions on incurring additional debt if certain financial covenants are not met, our ability to draw under the revolving credit facility under our Credit Agreement and restrictions on our ability to make certain investments and other restricted payments;

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any downgrade or additional downgrade by rating agencies in our or BHC’s credit ratings, which may impact, among other things, our ability to raise debt and the cost of capital for additional debt issuances;

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changes in the assumptions used in connection with our impairment analyses or assessments, which would lead to a change in such impairment analyses and assessments and which could result in an impairment in the goodwill associated with any of our reporting units or impairment charges related to certain of our products or other intangible assets;

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the risks and uncertainties relating to our recently-announced transaction for the acquisition of XIIDRA® and certain other assets, including our ability to consummate that transaction and the timing thereof, the possibility that any or all of the conditions to the consummation of the transaction may not be satisfied or waived, including failure to receive required regulatory approvals, the effect of the announcement or pendency of the transaction on our ability to maintain relationships with customers, suppliers, and other business partners, risks relating to potential diversion of management attention away from our ongoing business operations, our ability to finance the transaction as anticipated, risks relating to our increased levels of debt as a result of debt expected to be incurred to finance such acquisition and risks that we may not realize the expected benefits of the acquisition on a timely basis or at all;

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the uncertainties associated with the acquisition and launch of new products, assets and businesses, (including the recently-acquired Blink® product line), including, but not limited to, our ability to provide the time, resources, expertise and funds required for the commercial launch of new products, the acceptance and demand for new products, and the impact of competitive products and pricing, which could lead to material impairment charges;

•	our ability or inability to extend the profitable life of our products, including through line extensions and other life-cycle programs;

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our ability to manage the transition to our new Chairman and Chief Executive Officer and other new executive officers, the success of such individuals in assuming their respective roles and the ability of such individuals to implement and achieve the strategies and goals of the Company as they develop;

•	our ability to retain, motivate and recruit executives and other key employees;

•	our ability to implement effective succession planning for our executives and other key employees;

•	factors impacting our ability to achieve anticipated revenues for our products, including changes in anticipated marketing spend on such products and launch of competing products;

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factors impacting our ability to achieve anticipated market acceptance for our products, including the pricing of such products, effectiveness of promotional efforts, reputation of our products and launch of competing products;

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our ability to compete against companies that are larger and have greater financial, technical and human resources than we do, as well as other competitive factors, such as technological advances achieved, patents obtained and new products introduced by our competitors;

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the extent to which our products are reimbursed by government authorities, pharmacy benefit managers (“PBMs”) and other third-party payors; the impact our distribution, pricing and other practices may have on the decisions of such government authorities, PBMs and other third-party payors to reimburse our products; and the impact of obtaining or maintaining such reimbursement on the price and sales of our products;

•	the inclusion of our products on formularies or our ability to achieve favorable formulary status, as well as the impact on the price and sales of our products in connection therewith;

•	the consolidation of wholesalers, retail drug chains and other customer groups and the impact of such industry consolidation on our business;

•	our ability to maintain strong relationships with physicians and other health care professionals;

•	our eligibility for benefits under tax treaties and the continued availability of low effective tax rates for the business profits of certain of our subsidiaries;

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the implementation of the Organisation for Economic Co-operation and Development inclusive framework on Base Erosion and Profit Shifting, including the global minimum corporate tax rate, by the countries in which we operate;

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the implementation of the new corporate alternative minimum tax (the “CAMT”) under the recently enacted Inflation Reduction Act (the “IRA”) and any future guidance with respect to the interpretation and application of the CAMT, as well as the impact of the other changes made under the IRA;

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the actions of our third-party partners or service providers of research, development, manufacturing, marketing, distribution or other services, including their compliance with applicable laws and contracts, which actions may be beyond our control or influence, and the impact of such actions on us;

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the risks associated with the international scope of our operations, including our presence in emerging markets and the challenges we face when entering and operating in new and different geographic markets (including the challenges created by new and different regulatory regimes in such countries and the need to comply with applicable anti-bribery and economic sanctions, laws and regulations);

•	adverse global economic conditions and credit markets and foreign currency exchange uncertainty and volatility in certain of the countries in which we do business;

•	trade conflicts, including the trade conflict between the United States and China;

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the impact of the ongoing conflict between Russia and Ukraine and the export controls, sanctions and other restrictive actions that have been or may be imposed by the United States, Canada, the EU and other countries against governmental and other entities and individuals in or associated with Russia, Belarus and parts of Ukraine, including potential impact on sales, earnings, market conditions and the ability of the Company to manage resources and historical investment in Russia;

•	our ability to obtain, maintain and license sufficient intellectual property rights over our products and enforce and defend against challenges to such intellectual property;

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the introduction of generic, biosimilar or other competitors of our branded products and other products, including the introduction of products that compete against our products that do not have patent or data exclusivity rights;

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the expense, timing and outcome of pending or future legal and governmental proceedings, arbitrations, investigations, subpoenas, tax and other regulatory audits, examinations, reviews and regulatory proceedings against us or relating to us and settlements thereof;

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our ability to obtain components, raw materials or finished products supplied by third parties (some of which may be single-sourced) and other manufacturing and related supply difficulties, interruptions and delays;

•	the disruption of delivery of our products and the routine flow of manufactured goods;

•	potential work stoppages, slowdowns or other labor problems at our facilities and the resulting impact on our manufacturing, distribution and other operations;

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economic factors over which we have no control, including inflationary pressures as a result of historically high domestic and global inflation and otherwise, interest rates, foreign currency rates, and the potential effect of such factors on revenues, expenses and resulting margins;

•	interest rate risks associated with our floating rate debt borrowings;

•	our ability to effectively distribute our products and the effectiveness and success of our distribution arrangements;

•	our ability to effectively promote our own products and those of our co-promotion partners;

•	our ability to secure and maintain third-party research, development, manufacturing, licensing, marketing or distribution arrangements;

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the risk that our products could cause, or be alleged to cause, personal injury and adverse effects, leading to potential lawsuits, product liability claims and damages and/or recalls or withdrawals of products from the market;

•	the mandatory or voluntary recall or withdrawal of our products from the market and the costs associated therewith;

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the availability of, and our ability to obtain and maintain, adequate insurance coverage and/or our ability to cover or insure against the total amount of the claims and liabilities we face, whether through third-party insurance or self-insurance;

•	our indemnity agreements, which may result in an obligation to indemnify or reimburse the relevant counterparty, which amounts may be material;

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the difficulty in predicting the expense, timing and outcome within our legal and regulatory environment, including with respect to approvals by the FDA, Health Canada, the European Medicines Agency and similar agencies in other jurisdictions, legal and regulatory proceedings and settlements thereof, the protection afforded by our patents and other intellectual and proprietary property, successful generic challenges to our products and infringement or alleged infringement of the intellectual property of others;

•	the results of continuing safety and efficacy studies by industry and government agencies;

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the success of preclinical and clinical trials for our drug development pipeline or delays in clinical trials that adversely impact the timely commercialization of our pipeline products, as well as other factors impacting the commercial success of our products, which could lead to material impairment charges;

•	uncertainties around the successful improvement and modification of our existing products and development of new products, which may require significant expenditures and efforts;

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the results of management reviews of our research and development portfolio (including following the receipt of clinical results or feedback from the FDA or other regulatory authorities), which could result in terminations of specific projects which, in turn, could lead to material impairment charges;

•	the seasonality of sales of certain of our products;

•	declines in the pricing and sales volume of certain of our products that are distributed or marketed by third parties, over which we have no or limited control;

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compliance by us or our third-party partners and service providers (over whom we may have limited influence), or the failure by us or these third parties to comply, with health care “fraud and abuse” laws and other extensive regulation of our marketing, promotional and business practices (including with respect to pricing), worldwide anti-bribery laws (including the U.S. Foreign Corrupt Practices Act and the Canadian Corruption of Foreign Public Officials Act), worldwide economic sanctions and/or export laws, worldwide environmental laws and regulation and privacy and security regulations;

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the impacts of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 and any potential amendment thereof and other legislative and regulatory health care reforms in the countries in which we operate, including with respect to recent government inquiries on pricing;

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the impact of any changes in or reforms to the legislation, laws, rules, regulation and guidance that apply to us and our businesses and products or the enactment of any new or proposed legislation, laws, rules, regulations or guidance that will impact or apply to us or our businesses or products;

•	the impact of changes in federal laws and policy that may be undertaken under the Biden administration;

•	illegal distribution or sale of counterfeit versions of our products;

•	interruptions, breakdowns or breaches in our information technology systems; and

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risks in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023, risks in Item 1A. “Risk Factors” of Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 2, 2023, and risks detailed from time to time in our other filings with the SEC, as well as our ability to anticipate and manage the risks associated with the foregoing.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found elsewhere in this prospectus and in the Company’s other filings with the SEC. When considering our forward-looking statements, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. These forward-looking statements speak only as of the date made. We undertake no obligation to update or revise any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect actual outcomes, except as required by law. We caution that, as it is not possible to predict or identify all relevant factors that may impact forward-looking statements, the foregoing list of important factors that may affect future results is not exhaustive and should not be considered a complete statement of all potential risks and uncertainties.

SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”

Overview

Bausch + Lomb Corporation (and its subsidiaries) (“Bausch + Lomb,” “we,” “us,” “our” or the “Company”) is a leading global eye health company dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Our mission is simple, yet powerful: helping you see better, to live better. We develop, manufacture and market a range of products, primarily in the areas of eye health, which are marketed directly or indirectly in approximately 100 countries. As a fully integrated eye health business, Bausch + Lomb has an established line of contact lenses, intraocular lenses and other medical devices, surgical systems and devices, vitamin and mineral supplements, lens care products, prescription eye-medications and other consumer products that positions us to compete in all areas of the eye health market.

Our comprehensive portfolio of over 400 products is built to serve our customers across the full spectrum of their eye health needs throughout their lives. Our iconic brand is built on the deep trust and loyalty of our customers established over our 170-year history. We have a significant global research, development, manufacturing and commercial footprint of approximately 13,000 employees and a presence in approximately 100 countries, extending our reach to billions of potential customers across the globe. We have long been associated with many of the most significant advances in eye health, and we believe we are well positioned to continue leading the advancement of eye health in the future.

Corporate Information

Our business was founded in 1853 and incorporated in the State of New York in 1908 (“Old Bausch + Lomb”). From December 1958 to October 2007, Old Bausch + Lomb’s common stock traded under the symbol “BOL” on the New York Stock Exchange and was registered under the Exchange Act. In 2007, Old Bausch + Lomb delisted its common stock from the New York Stock Exchange and terminated its registration under the Exchange Act in connection with its acquisition and merger by Warburg Pincus, LLC and Welsh, Carson, Anderson & Stowe. In 2013, Bausch Health Companies Inc. or BHC (formerly Valeant Pharmaceuticals International Inc.) acquired Old Bausch + Lomb.

On August 6, 2020, our parent company, BHC, announced its plan to separate its eye health business into an independent publicly traded entity, separate from the remainder of BHC (the “Separation”). In January 2022, BHC completed the internal organizational design and structure of its new eye health entity. The next step in the Separation was an initial public offering of the common shares of Bausch + Lomb. The registration statement related to the initial public offering of Bausch + Lomb (the “B+L IPO”) was declared effective on May 5, 2022, and our common shares began trading on the New York Stock Exchange and the Toronto Stock Exchange, in each case under the ticker symbol “BLCO,” on May 6, 2022. Bausch + Lomb also obtained a final receipt to its Canadian base PREP prospectus on May 5, 2022. Prior to the completion of the B+L IPO, we were an indirect wholly-owned subsidiary of BHC. As of July 28, 2023, BHC directly or indirectly held 310,449,643 common shares of Bausch + Lomb, which represented approximately 88.5% of our issued and outstanding common shares.

The completion of the full Separation of Bausch + Lomb is subject to the achievement of targeted debt leverage ratios and the receipt of applicable shareholder and other necessary approvals and other factors, and is subject to various risk factors relating to the Separation.

We were incorporated under the Canada Business Corporations Act (the “CBCA”) on August 19, 2020. Our executive offices are located at 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4 and our telephone number is (905) 695-7700. Our Internet website address is www.Bausch.com. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by annual, quarterly and other reports and documents we file with the SEC, which are incorporated by reference into this prospectus and the applicable prospectus supplement. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note on Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, retirement of debt, acquisitions and other business opportunities. In the case of a sale by a selling security holder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions contained in our amended articles of incorporation (“Articles”) and by-laws. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles and by-laws. Our Articles and by-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read our Articles and by-laws for the provisions that are important to you.

As of the date of this prospectus, our authorized capital consists of an unlimited number of common shares and preferred shares, issuable in series. As of July 28, 2023, there are 350,701,026 common shares and no preferred shares issued and outstanding. All issued and outstanding common shares are fully paid and non-assessable.

Common Shares

Voting Rights

The holders of the common shares are entitled to receive notice of and attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares or any series of shares of such other class of shares, if any). The holders of the common shares are entitled to vote at all such meetings, with each holder of the common shares being entitled to one vote per common share held at all such meetings.

Dividend Rights

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to common shares (if any then outstanding), the holders of common shares shall be entitled to participate equally with each other as to dividends, as and when declared by the Company’s Board of Directors, out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such common shares at the time outstanding as the Company’s Board of Directors may from time to time determine.

Liquidation, Dissolution and Winding-Up Rights

In the event of the liquidation, dissolution or winding-up or other distribution of assets among the Company’s shareholders for the purpose of winding up the Company’s affairs, all of the property and assets of the Company which remain after payment to the holders of any shares ranking in priority to the common shares in respect of payment upon liquidation, dissolution or winding-up (if any then outstanding) of all amounts attributed and properly payable to such holders of any such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the common shares without preference or distinction.

Forum for Adjudication of Certain Disputes

Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or our by-laws (as they may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the Province of British Columbia (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of British Columbia in connection with any action or proceeding brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action or proceeding by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder (collectively, the “Canadian Forum Provision”).

The Canadian Forum Provision will not apply to any causes of action arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Additionally, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “U.S. Federal Forum Provision”). In addition, our by-laws provide that any person or entity purchasing or otherwise acquiring any interest in our common shares is deemed to have notice of and consented to the Canadian Forum Provision and the U.S. Federal Forum Provision; provided, however, that shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. The Canadian Forum Provision and the U.S. Federal Forum Provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or shareholders, which may discourage lawsuits with respect to such claims.

Other Rights

The holders of common shares do not have any preemptive, subscription or redemption rights.

Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common shares is Equiniti Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York 11219 and the Canadian transfer agent and registrar for our common shares is TSX Trust Company, located at 301-100 Adelaide St West, Toronto, ON M5H 4H1.

Listing

Our common shares are listed on the NYSE and the TSX, in each case under the symbol “BLCO.” Our common shares trade in U.S. dollars on the NYSE and in Canadian dollars on the TSX.

Preferred Shares

We may from time to time issue preferred shares in one or more series. Before the first shares of a particular series are issued, the Board of Directors will determine, subject to any restrictions set out in the Articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series.

Except as otherwise provided by the CBCA or in accordance with any voting rights which may be attached to a series of preferred shares, holders of preferred shares as a class will not be entitled to receive notice of, to attend or to vote at any meeting of shareholders of the Company.

No series of preferred shares will have priority over any other series of preferred shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Company, but holders of preferred shares will be entitled to such preferences with respect to the payment of dividends over the common shares of the Company and any other shares ranking junior to the preferred shares with respect to payment of dividends. Holders of a particular series of preferred shares will be entitled to such other preferences over the common shares and any other shares ranking junior to the preferred shares as may be fixed by the Board of Directors in respect of that series.

Advance Notice Procedures

We have included certain advance notice provisions with respect to the nomination of our directors and to the proposing of other business in our by-laws (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual meetings of shareholders or, where the need arises, special meetings and (ii) ensure that all shareholders receive adequate notice of Board of Directors nominations or other business and sufficient information with respect to all nominees and other business. Only persons nominated or proposals for other business made in accordance with the Advance Notice Provisions will be eligible for consideration at any annual meeting of shareholders, or, in the case of a nomination, at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under these procedural requirements, in order to bring a nomination or other business before a meeting of shareholders, a shareholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the shareholder’s name, business and residential address;

•	any material interest of the shareholder in the proposal;

•

the number of shares beneficially owned, or controlled or directed, directly or indirectly, by the shareholder and/or any other person with who such shareholder is acting jointly or in concert with respect to the Company or any of its subsidiaries;

•

the names and addresses of all persons with whom the shareholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own; and

•

a description of any agreement or arrangement that has been entered into, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder with respect to the Company’s securities.

To be timely, a shareholder must generally deliver notice:

•

in connection with an annual meeting of shareholders, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, but in the event that the date of the annual meeting is more than 30 days before or more than 90 days after the anniversary date of the preceding annual meeting of shareholders, then to be timely such notice must be received by the Company no earlier than 90 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the Company, or

•

in the case of a special meeting of shareholders which is not also an annual meeting called for any purpose which includes the election of directors to the Board of Directors, not later than the close of business on the 15th day following the day on which we first publicly announce the date of such special meeting.

In order to submit a nomination for our Board of Directors, a shareholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as certain other information. If a shareholder fails to follow the required procedures, the shareholder’s proposal for other business or nominee will be deemed ineligible and will not be voted on by our shareholders.

References to shareholder in connection with the Advance Notice Provisions includes, where applicable, each beneficial owner of common shares, if any, on whose behalf the nomination or proposal is being made.

Restrictions on Share Ownership by Non-Canadians; Antitrust Regulation

There are no limitations under the laws of Canada or in our organizational documents on the right of foreigners to hold or vote securities of our Company, other than as described below in relation to the Investment Canada Act (Canada) (the “Investment Canada Act”).

Investment Canada Act

Under the Investment Canada Act, an acquisition of control of a Canadian business by a non-Canadian is either reviewable (a “Reviewable Transaction”), in which case it is subject to both a reporting obligation and an approval process, or notifiable, in which case it is subject to only a reporting obligation. In the case of a Reviewable Transaction, the non-Canadian acquirer must submit an application for review with the prescribed information. The Minister is then required to determine whether the Reviewable Transaction is likely to be of net benefit to Canada, taking into account the assessment factors specified in the Investment Canada Act and any written undertakings that may have been given by the non-Canadian acquirer.

The Investment Canada Act also provides that any investment by a non-Canadian in a Canadian business, even where control is not acquired, can be reviewed on grounds of whether it may be injurious to national security. Where an investment is determined to be injurious to national security, Cabinet can prohibit closing or, if closed, can order the non-Canadian to divest the investment. Short of a prohibition or divestment order, Cabinet can impose terms or conditions on the investment or can require the non-Canadian to provide binding undertakings to remove the national security concern.

Competition Act

Part IX of the Competition Act (Canada) (the “Competition Act”) requires that a pre-merger notification filing be submitted to the Commissioner of Competition (the “Commissioner”) in respect of certain classes of merger transactions that exceed certain prescribed thresholds. If a proposed transaction exceeds such thresholds, subject to certain exceptions, the notification filing must be submitted to the Commissioner and the statutory waiting period must expire or be terminated early or waived by the Commissioner before the transaction can be completed.

All mergers, regardless of whether they are subject to Part IX of the Competition Act, are subject to the substantive merger provisions of the Competition Act. In particular, the Commissioner may within one year of closing apply to the Competition Tribunal for a remedial order where the Commissioner is of the view that the transaction prevents or lessens, or is likely to prevent or lessen, competition substantially in a market.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of Bausch + Lomb, in one or more series, and may be secured or unsecured. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal and Canadian income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such prepaid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, prepaid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common shares or any combination of such securities. The applicable supplement will describe:

•

the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Bausch + Lomb, the trustees, the warrant agents, the unit agents or any other agent of Bausch + Lomb, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act , and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling security holders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Bausch + Lomb, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling security holders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

VALIDITY OF SECURITIES

The validity of the common shares and the preferred shares in respect of which this prospectus is being delivered will be passed on for us by Osler, Hoskin & Harcourt LLP, our Canadian counsel. The validity of the other securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
SEC Registration fee	$(1)
Listing fees	(2)
FINRA filing fees	(2)
Printing	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Transfer agent, registrar and trustee fees	(2)
Rating Agency fees	(2)
Printing and engraving fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
(2)	Not presently known. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Under Section 124 of the CBCA, we may indemnify a present or former director or officer of the Company or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The aforementioned individuals are entitled to the indemnification described above from us as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. We may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met. Under the CBCA, we may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in their capacity as a director or officer of the Company, or in their capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at our request.

Our by-laws provide that, subject to any restrictions in the CBCA, we shall indemnify a present or former director or officer of the Company or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity a present or former director or officer of the Company or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity. Our by-laws further provide that, subject to the limitations contained in the CBCA, we shall purchase and maintain insurance for the benefit of any person eligible for indemnification under the by-laws.

We maintain insurance for certain liabilities incurred by its directors and officers in their capacity with the Company or its subsidiaries. The underwriting agreement(s) that we may enter into may provide for indemnification by any underwriters of the Company, its directors, its officers who sign the registration statement and the Company’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

In addition, we have entered, or will enter, into separate indemnity agreements with each of our directors and officers pursuant to which we agree to indemnify and hold harmless our directors and officers against any and all liability, loss, damage, cost or expense in accordance with the terms and conditions of the CBCA and our Articles and by-laws.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

3.1	Amended Articles of Bausch + Lomb Corporation, originally filed as Exhibit 3.1 to Bausch + Lomb Corporation’s Form 8-K filed with the SEC on May 10, 2022, which is incorporated by reference herein.

3.2	Amended By-laws of Bausch + Lomb Corporation, originally filed as Exhibit 3.2 to Bausch + Lomb Corporation’s Form 8-K filed with the SEC on May 10, 2022, which is incorporated by reference herein.

4.1	Form of Common Share Certificate, originally filed as Exhibit 4.1 to Bausch + Lomb Corporation’s Form S-1/A filed with the SEC on April 28, 2022, which is incorporated by reference herein

4.1	Form of Debt Indenture

4.2	Form of Senior Note*

4.3	Form of Warrant Agreement*

4.4	Form of Purchase Contract*

4.5	Form of Unit Agreement*

5.1	Opinion of Osler, Hoskin & Harcourt LLP

5.2	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of designated trustee for Debt Indenture*

107	Filing Fee Table

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K or other SEC filing which will be incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on August 2, 2023.

BAUSCH + LOMB CORPORATION

By:	/s/ Brenton L. Saunders
Brenton L. Saunders
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer and Chairman of the Board)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brenton L. Saunders and Sam A. Eldessouky, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Brenton L. Saunders Brenton L. Saunders	Chairman of the Board and Chief Executive Officer	August 2, 2023

/s/ Sam Eldessouky Sam Eldessouky	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2023

/s/ Frederick J. Munsch Frederick J. Munsch	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 2, 2023

/s/ Thomas W. Ross, Sr. Thomas W. Ross, Sr.	Director	August 2, 2023

/s/ Richard U. DeSchutter Richard U. DeSchutter	Director	August 2, 2023

/s/ Brett Icahn Brett Icahn	Director	August 2, 2023

Signature	Title	Date
Signature	Title	Date

/s/ Nathalie Bernier Nathalie Bernier	Director	August 2, 2023

/s/ Sarah B. Kavanagh Sarah B. Kavanagh	Director	August 2, 2023

/s/ Gary Hu Gary Hu	Director	August 2, 2023

/s/ John A. Paulson John A. Paulson	Director	August 2, 2023

/s/ Russel C. Robertson Russel C. Robertson	Director	August 2, 2023

/s/ Andrew C. von Eschenbach Andrew C. von Eschenbach	Director	August 2, 2023